Exhibit 99.1 Press Contact: Will Thoretz +1 203 517 3119 will.thoretz@isg-one.com Investor Contact: Michael Sherrick +203 517 3104 michael.sherrick@isg-one.com

Information Services Group Announces

Fourth-Quarter and Full-Year 2025 Results

●	Reports fourth-quarter GAAP revenues of $61.2 million, at the top end of guidance and up 6% versus prior year
●	Reports fourth-quarter GAAP net income of $2.6 million, GAAP EPS of $0.05 and adjusted EPS of $0.08; Prior year GAAP results reflect a fourth-quarter net gain of $2.3 million from the previously disclosed sale of the firm’s automation unit on October 1, 2024
●	Reports fourth-quarter adjusted EBITDA of $8.1 million, up 24% versus prior year
●	Generates $5.1 million of cash from operations in fourth quarter
●	Delivers full-year GAAP revenues of $245 million; GAAP operating income of $17.8 million; GAAP net income of $9.3 million and GAAP EPS of $0.19; adjusted EBITDA of $32.2 million, adjusted net income of $16.5 million and adjusted EPS of $0.33
●	Declares first-quarter dividend of $0.045 per share, payable March 26, 2026, to shareholders of record as of March 20, 2026
●	Acquires AI readiness benchmarking and intelligence platform, the AI Maturity Index, in January 2026, part of broader AI acceleration strategy
●	Sets first-quarter guidance: revenues between $60.5 million and $61.5 million and adjusted EBITDA between $7.5 million and $8.5 million

STAMFORD, Conn., March 5, 2026 ― Information Services Group (ISG) (Nasdaq: III), a global AI-centered technology research and advisory firm, today announced financial results for the fourth quarter and full year ended December 31, 2025.

“ISG had a strong Q4 and an outstanding year, fueled by continuing client interest in our AI-powered transformation services,” said Michael P. Connors, chairman and CEO. “Fourth-quarter revenue growth was led by Europe, up 28 percent, and by recurring revenues, up 13 percent. From a profitability standpoint, adjusted EBITDA was up 24 percent, with adjusted EBITDA margins expanding nearly 200 basis points. For the full year, revenue growth was led by the Americas, up 11 percent, excluding 2024 automation results, and our adjusted EBITDA was up 28 percent, while cash from operations rose 46 percent, to $29 million, all versus prior year.”

Commenting on AI demand, Connors said, “Clients overall remain cautious in a still-uncertain macro environment but continue to invest in AI-related business transformation, cost optimization and insights to plan the journey ahead. In 2025, we served more than 350 clients with AI-focused research and advisory services, three times more than the prior year.”

More broadly speaking, Connors said, “Clients are demanding business outcomes, a reshaping of their partner ecosystems and broader capability. This plays to our strengths. ISG is well positioned with our proprietary data, research, platforms and on-the-ground expertise to continue delivering great ROI for our clients.”

AI Maturity Index Acquisition and AI Acceleration Strategy

In January 2026, ISG announced the acquisition of the AI Maturity Index, an AI readiness benchmarking and intelligence platform that allows clients to assess and track the AI readiness of their workforces on an individual and enterprise level and improve their employees’ ability to leverage AI technology. The ISG AI Maturity platform is already generating strong interest, ISG said, with an early pipeline of more than 30 clients.

The move is part of ISG’s broader AI acceleration strategy that includes the formation of an AI Acceleration Unit that brings an integrated, expert-led approach to helping clients rapidly scale AI.

ISG also is leveraging AI to improve the speed and efficiency of its proprietary client platforms, most notably ISG Tango™, the firm’s groundbreaking sourcing platform. More than $25 billion of sourcing contract value now flows through ISG Tango™, up more than three times from 2024.

Fourth-Quarter 2025 Results

Reported revenues for the fourth quarter were $61.2 million, up 6 percent from $57.8 million in the prior year. Currency translation positively impacted reported revenues by $1.3 million versus the prior year.

Revenues were $38.3 million in the Americas, up 1 percent on a reported basis. Revenues in Europe were $19.1 million, up 28 percent on a reported basis, and Asia Pacific revenues were $3.9 million, down 22 percent on a reported basis, all versus the prior year.

ISG reported fourth-quarter operating income of $5.1 million, compared with operating income of $0.2 million in the prior year. Reported fourth-quarter net income was $2.6 million, compared with net income of $3.0 million in the prior year. Fully diluted earnings per share were $0.05, compared with fully diluted earnings per share of $0.06 in the prior year.

During the fourth quarter of 2024, ISG recorded a $2.3 million net gain on the sale of its automation unit. Excluding this gain, net income and GAAP EPS would have been $0.7 million and $0.01 per share, respectively.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the fourth quarter of 2025 was $4.0 million, or $0.08 per share on a fully diluted basis, compared with adjusted net income of $3.0 million, or $0.06 per share on a fully diluted basis, in the prior year’s fourth quarter.

Fourth-quarter adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $8.1 million, up 24 percent from the prior-year fourth quarter. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 13.2 percent, compared with 11.3 percent in the prior year.

Full-Year 2025 Results

Reported revenues for the full year were $244.7 million, down 1 percent versus the prior year. Excluding 2024 results from ISG’s automation unit, which the firm divested on October 1, 2024, revenues were up 7 percent for the full year of 2025.

Excluding 2024 automation results, revenues were $160.9 million in the Americas, up 11 percent, and up 1 percent on a reported basis. Revenues in Europe were $65.5 million, up 3 percent, excluding automation, and down 3 percent on a reported basis, and in Asia Pacific, revenues were $18.3 million, down 13 percent, all versus the prior year.

ISG reported full-year operating income of $17.8 million, compared with $5.8 million in the prior year. The firm also reported net income and fully diluted earnings per share of $9.3 million and $0.19, respectively, versus net income of $2.8 million and fully diluted earnings per share of $0.06 in the prior year. For the full year, ISG recorded a $1.7 million net gain on the sale of its automation unit. Excluding the gain on this sale, 2024 net income and GAAP EPS would have been $1.2 million and $0.02 per share, respectively.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the full year was $16.5 million, or $0.33 per share on a fully diluted basis, compared with adjusted net income of $10.0 million, or $0.20 per share on a fully diluted basis, in the prior year.

Full-year adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $32.2 million, up 28 percent from the prior year. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 13.2 percent, compared with 10.2 percent in the prior year.

Other Financial and Operating Highlights

ISG generated $5.1 million of cash from operations in the fourth quarter and $29.0 million for the full year. The firm’s cash balance totaled $28.7 million at December 31, 2025, up 24 percent from the prior year.

During the fourth quarter, ISG paid dividends of $2.2 million and repurchased $2.3 million of shares.

2026 First-Quarter Revenue and Adjusted EBITDA Guidance

“As clients absorb the latest tariff and geopolitical news, and as the U.S. economy, in particular, continues to evolve during the first half, we expect clients to adjust and then accelerate their spending as the year progresses. For the first quarter, ISG is targeting revenues between $60.5 million and $61.5 million and adjusted EBITDA of between $7.5 million and $8.5 million, which will continue our year-over-year growth. We will continue to monitor the macroeconomic environment, including the impact of FX, inflation and other factors, and adjust our business plans accordingly,” Connors said.

Quarterly Dividend

The ISG Board of Directors declared a first-quarter dividend of $0.045 per share, payable on March 26, 2026, to shareholders of record as of March 20, 2026.

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, March 6, 2026, to discuss the company’s fourth-quarter results. The call can be accessed by dialing +1 (800) 715-9871; or, for international callers, by dialing +1 (646) 307-1963. The access code is 6145572. A recording of the conference call will be accessible on ISG’s investor relations page for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; (14) engagements may be terminated, delayed or reduced in scope by clients; (15) the effect of the divestiture of the automation unit on ISG’s relationships with its customers and suppliers and on its retained business generally; (16) the success of ISG’s focus on AI advisory and AI-powered platforms; (17) changes to trade policy, including new or increased tariffs and changing import/export regulations, and (18) potential employment-related claims. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and twelve months ended December 31, 2025, and December 31, 2024. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and ISG’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income, plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, interest accretion associated with contingent consideration, acquisition- and disposition-related costs, loss on disposal of assets, gain on sale of business, change in contingent consideration, and severance, integration and other expense), adjusted net income (defined as net income, plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, interest accretion associated with contingent consideration, acquisition- and disposition-related costs, loss on disposal of assets, gain on sale of business, change in contingent consideration, and severance, integration and other expense on a tax-adjusted basis), adjusted net income per diluted share, adjusted EBITDA margin, and selected financial data on a constant currency basis which are non-GAAP measures that ISG believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-

GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Nasdaq: III) is a global AI-centered technology research and advisory firm. A trusted partner to more than 900 clients, including 75 of the world’s top 100 enterprises, ISG is a long-time leader in technology and business services that is now at the forefront of leveraging AI to help organizations achieve operational excellence and faster growth. The firm, founded in 2006, is known for its proprietary market data and research, in-depth knowledge and governance of provider ecosystems, and the expertise of its 1,500 professionals worldwide working together to help clients maximize the value of their technology investments.

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Information Services Group, Inc.

Condensed Statement of Income and Comprehensive Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Revenues	$61,213	$57,777	$244,725	$247,585
Operating expenses
Direct costs and expenses for advisors	33,772	33,821	139,321	150,306
Selling, general and administrative	21,169	22,613	83,070	85,634
Depreciation and amortization	1,125	1,164	4,538	5,888
Operating income	5,147	179	17,796	5,757
Interest income	36	81	151	782
Interest expense	(913)	(1,165)	(4,067)	(5,837)
Gain on the sale of business	—	4,536	720	4,532
Foreign currency transaction gain (loss)	111	17	(64)	(7)
Income before taxes	4,381	3,648	14,536	5,227
Income tax provision	1,765	606	5,195	2,388
Net income	$2,616	$3,042	$9,341	$2,839

Weighted average shares outstanding:
Basic	47,867	48,909	48,161	48,785
Diluted	50,517	50,638	50,334	50,049

Earnings per share:
Basic	$0.05	$0.06	$0.19	$0.06
Diluted	$0.05	$0.06	$0.19	$0.06

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Net income	$2,616	$3,042	$9,341	$2,839
Plus:
Interest expense (net of interest income)	877	1,084	3,916	5,055
Income tax provision	1,765	606	5,195	2,388
Depreciation and amortization	1,125	1,164	4,538	5,888
Interest accretion associated with contingent consideration	6	12	35	77
Loss on assets disposal	1	—	93	—
Gain on the sale of business	—	(4,536)	(720)	(4,532)
Change in contingent consideration	(846)	—	(846)	(2,390)
Acquisition and disposition-related costs (1)	32	2,201	437	2,880
Severance, integration and other expense	963	625	2,310	4,887
Foreign currency transaction gain (loss)	(111)	(17)	64	7
Non-cash stock compensation	1,655	2,356	7,835	8,046
Adjusted EBITDA	$8,083	$6,537	$32,198	$25,145

Net income	$2,616	$3,042	$9,341	$2,839
Plus:
Non-cash stock compensation	1,655	2,356	7,835	8,046
Intangible amortization	308	376	1,275	2,606
Interest accretion associated with contingent consideration	6	12	35	77
Change in contingent consideration	(846)	—	(846)	(2,390)
Loss on assets disposal	1	0	93	—
Gain on the sale of business	—	(4,536)	(720)	(4,532)
Acquisition and disposition-related costs (1)	32	2,201	437	2,880
Severance, integration and other expense	963	625	2,310	4,887
Foreign currency transaction gain (loss)	(111)	(17)	64	7
Tax effect (2)	(643)	(1,073)	(3,355)	(4,452)
Adjusted net income	$3,981	$2,986	$16,469	$9,968

Weighted average shares outstanding:
Basic	47,867	48,909	48,161	48,785
Diluted	50,517	50,638	50,334	50,049

Adjusted earnings per share:
Basic	$0.08	$0.06	$0.34	$0.20
Diluted	$0.08	$0.06	$0.33	$0.20

(1)	Consists of expenses from acquisition and disposition-related costs and non-cash fair value adjustments on pre-acquisition contract liabilities.
(2)	Marginal tax rate of 32% reflecting U.S. federal income tax rate of 21% plus 11% attributable to U.S states and foreign jurisdictions.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

		Constant	Three Months Ended		Constant	Three Months Ended
	Three Months Ended	currency	December 31, 2025	Three Months Ended	currency	December 31, 2024
	December 31, 2025	impact	Adjusted	December 31, 2024	impact	Adjusted
Revenue	$61,213	$(328)	$60,885	$57,777	$924	$58,701
Operating income	$5,147	$(384)	$4,763	$179	$142	$321
Adjusted EBITDA	$8,083	$(406)	$7,677	$6,537	$186	$6,723

	Twelve Months Ended	Constant	Twelve Months Ended	Twelve Months Ended	Constant	Twelve Months Ended
	Ended	currency	December 31, 2025	Ended	currency	December 31, 2024
	December 31, 2025	impact	Adjusted	December 31, 2024	impact	Adjusted
Revenue	$244,725	$686	$245,411	$247,585	$3,016	$250,601
Operating income	$17,796	$(720)	$17,076	$5,757	$165	$5,922
Adjusted EBITDA	$32,198	$(704)	$31,494	$25,145	$388	$25,533